UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
[X]  Filed by the Registrant
[   ]  Filed by a Party other than the Registrant

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[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 240.14a-12

TRIO-TECH INTERNATIONAL
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 8, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trio-Tech International, a California corporation (the “Company”), will be held at our principal executive office, located at Block 1008 Toa Payoh North #03-09 Singapore 318996, on Tuesday, December 8, 2020 at 10:00 A.M. Pacific Standard Time (which is Wednesday, December 9, 2020 at 1.00 A.M. local Singapore time (subject to daylight saving timezone difference)) for the following purposes, as set forth in the attached Proxy Statement:

1.
Election of directors to hold office until the next Annual Meeting of Shareholders;

2.
An amendment to the 2017 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares; and

3.
Transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on October 12, 2020 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.

The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, most shareholders will receive a notice in the mail regarding the availability of this proxy statement, Annual Report on Form 10-K for fiscal 2020 and other proxy materials (the "Notice") via Internet. This electronic process provides fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

Whether you plan to attend the Annual Meeting or not, please vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.

October 27, 2020	By Order of the Board of Directors A. CHARLES WILSON Chairman

 IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE PROMPTLY OVER THE INTERNET, BY TELEPHONE, OR IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY MAILING A PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE TO ENSURE YOUR REPRESENTATION AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on December 8, 2020: The Proxy Statement and our 2020 Annual Report to Shareholders are available at http://www.triotech.com/investors/, which does not have “cookies” that identify visitors to the site.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF
TRIO-TECH INTERNATIONAL

To Be Held on December 8, 2020

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors (the “Board”) of Trio-Tech International, a California corporation (“Trio-Tech” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at our principal executive office, located at Block 1008 Toa Payoh North #03-09 Singapore 318996, on Tuesday, December 8, 2020 at 10:00 A.M. Pacific Standard Time (which is Wednesday, December 9, 2020 at 1.00 A.M. local Singapore time (subject to daylight saving timezone difference)), for the purposes of electing directors and amending the 2017 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares and such other business as may properly come before the Annual Meeting. The Company is requiring that all persons attending the meeting at the corporate offices wear a mask, and the Company will have masks available for anyone who does not bring one. Stockholders who refuse to wear a mask will not be admitted.

For directions to our principal executive office, please call our principal executive office at (+65) 6265-3300. This Proxy Statement and the enclosed proxy card are intended to be electronically available to shareholders on or about October 27, 2020.

Record Date and Voting Securities

The Board of Directors fixed the close of business on October 12, 2020 as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 3,710,555 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share.

Voting Generally

The presence in person or by proxy of holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence of a quorum.

Because a shareholder’s broker may not vote on behalf of the shareholder on the election of directors or on Proposals 2 described in this Proxy Statement unless the shareholder provides specific instructions by completing and returning the voting instruction form, for a shareholder’s vote to be counted, we ask that our shareholders communicate their voting decisions to the broker or other nominee before the date of the Annual Meeting or give a proxy to vote their shares at the meeting.

In the election of directors, a shareholder may cumulate his/her votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit. The five candidates receiving the highest number of affirmative votes will be elected. Abstentions will be counted for purposes of determining the presence of a quorum, but votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote. Discretionary authority to cumulate votes is solicited hereby.

Approval of the amendment to the 2017 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal. Abstentions and broker non-votes will not be voted for or against the proposal. Because abstentions from voting will be considered shares present at the Annual Meeting and entitled to vote, the abstentions will have the effect of a negative vote as a majority of the shares represented at the meeting is required for approval of the amendment to the 2017 Director Equity Incentive Plan. Because broker non-votes are not included in the determination of the number of shares present at the meeting and entitled to vote, broker non-votes will have no legal effect on that vote.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

Revocability of Proxies

Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to Ms. Spring Liu, the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted FOR Proposal 1, the election of the five nominees for directors named under “Election of Directors”, and FOR the Proposal 2, the proposed increase in the number of shares of Common Stock authorized for issuance under the 2017 Directors Equity Incentive Plan from 300,000 shares to 600,000 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Information With Respect to Directors

A majority of the independent directors of our Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next Annual Meeting and until their respective successors are elected and qualified. There is one vacancy on the Board of Directors. The Board does not intend to fill the vacancy at this time due to the costs associated therewith. It is intended that the Proxies received, unless otherwise specified, will be voted FOR the five nominees named below, all of whom are incumbent directors of the Company and, with the exception of Mr. Yong and Mr. Ting, are “independent” as specified in Section 803 of the NYSE American (formerly The NYSE MKT) rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The following chart and accompanying narrative set forth, as of October 12, 2020, the names of each of the five nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

NAME	AGE	PRINCIPAL OCCUPATION
A. Charles Wilson	96	Chairman of the Board of Trio-Tech International
		Chairman of the Board of Ernest Packaging Solutions Attorney at Law and Business Consultant, Chairman of the Board of Daico Industries

S. W. Yong	67	Chief Executive Officer and President of Trio-Tech International

Richard M. Horowitz	79	President of Management Brokers, Inc.

Jason T. Adelman	51	Founder and Chief Executive Officer of Burnham Hill Capital Group LLC Director of Glowpoint Inc.

Victor H. M. Ting	66	Chief Financial Officer and Corporate Vice President of Trio-Tech International

A. Charles Wilson

Mr. Wilson has served as a director of Trio-Tech since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board. Mr. Wilson is also Chairman of the Board of Ernest Packaging Solutions and Chairman of Daico Industries as well as an attorney admitted to practice law in California and a business consultant.

In determining that Mr. Wilson should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his professional background and experience, his leadership skills as a result of his ten years serving as President and Chief Executive Officer of the Company, his service as a Chairman on other corporate boards and his broad range of knowledge of the Company’s history and business through his 54 years of service as a director of the Company.

S. W. Yong

Mr. Yong has been a director, Chief Executive Officer and President of Trio-Tech since 1990. He joined Trio-Tech International Pte. Ltd. in Singapore in 1976 and was appointed as its Managing Director in August 1980. Mr. Yong holds a Master’s Degree in Business Administration, a Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

In determining that Mr. Yong should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his 44 years history with the Company, his intimate knowledge of the Company’s business and operations and the markets in which the Company operates, as well as the Company’s customers and suppliers, and his detailed in-depth knowledge of the issues, opportunities, and challenges facing the Company and its principal industries.

Richard M. Horowitz

Mr. Horowitz has served as a director of Trio-Tech since 1990.  He has been President of Management Brokers Insurance, Inc. since 1974. Mr. Horowitz holds a Master’s Degree in Business Administration from Pepperdine University. Mr. Horowitz was the subject of an SEC administrative proceeding arising out of the sale of certain annuity products in 2007 by Management Brokers Insurance, Inc.  The proceeding was wholly unrelated to the Company’s business and was settled in March 2014 without requiring Mr. Horowitz to admit to any of the allegations.  The Board believes that the proceeding and the actions alleged thereunder do not impinge upon Mr. Horowitz’s ability or integrity as a director of the Company.

In determining that Mr. Horowitz should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his extensive experience and expertise in administration and management based on his position as President of Management Brokers, Inc. for more than 46 years and his broad range of knowledge of the Company’s history and business through his 30 years of service as a director of the Company.

Jason T. Adelman

Mr. Adelman was elected to the Board of Trio-Tech in April 1997.  Mr. Adelman is the Founder and Chief Executive Officer of Burnham Hill Capital Group, LLC, a privately held financial services holding company headquartered in New York City.  Mr. Adelman serves as Managing Member of Cipher Capital Partners LLC, a private investment fund. Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated Cum Laude with a B.A. in Economics from the University of Pennsylvania and earned a JD from Cornell Law School where he served as Editor of the Cornell International Law Journal. In 2019, Mr. Adelman has been appointed to Glowpoint’s Board of Directors.

In determining that Mr. Adelman should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his experience and expertise in finance, accounting, banking and management based on his positions as Chief Executive Officer of Burnham Hill Capital Group LLC for 17 years, and Managing Member of Cipher Capital Partners LLC as well as his position as Managing Director of Investment Banking in the New York offices of H. C. Wainwright & Co.

Victor H. M. Ting

 Mr. Ting was appointed as a director of Trio-Tech on September 16, 2010. Mr. Ting is the Corporate Vice-President and Chief Financial Officer of the Company. Mr. Ting joined Trio-Tech as the Financial Controller for the Company’s Singapore subsidiary in 1980. He was promoted to the level of Business Manager during 1985 and in December 1989 he was promoted to the level of Director of Finance and Sales & Marketing, and later he was promoted to the level of General Manager of the Singapore subsidiary. Mr. Ting was elected Vice-President and Chief Financial Officer of Trio-Tech International in November 1992. Mr. Ting holds a Bachelor of Accountancy Degree and Master’s Degree in Business Administration.

In determining that Mr. Ting should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his expertise in finance, accounting and management based on his 28 years history as Vice-President and Chief Financial Officer of the Company and his intimate knowledge of the Company’s operations.

Vote Required for Election

The five persons receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

              The Board recommends a vote FOR each of the nominees for director.

PROPOSAL 2

APPROVE AMENDMENT TO 2017 DIRECTORS EQUITY INCENTIVE PLAN

On December 4, 2017, shareholders approved the adoption of the 2017 Directors Plan. The purpose of the 2017 Directors Plan is to create an incentive for members to serve on the Board of Directors of the Company and contribute to its long-term growth and profitability objectives. Up to 300,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) were initially issuable pursuant to awards granted under the 2017 Directors Plan.

The Board of Directors believes that the 2017 Directors Plan has proved to be of substantial value in stimulating the efforts of members of the Board of Directors by aligning a portion of their compensation with the interest of the shareholders of the Company. As of October 27, 2020, there were only 60,000 shares available for grant under the 2017 Directors Plan. Thus, on October 27, 2020, the Board of Directs adopted an amendment to the 2017 Directors Plan, subject to shareholder approval, to increase the number of shares available for grant under the 2017 Directors Plan from 300,000 shares to 600,000 shares of Common Stock. No other changes are proposed to be made to the terms of 2017 Directors Plan.

A summary of the principal provisions of the 2017 Directors Plan is set forth below:

Description of the 2017 Directors Plan

The 2017 Directors Plan provides for the grant to directors of the Company of stock options or restricted stock awards to purchase up to 300,000 shares of Common Stock (the “shares”). The 2017 Directors Plan is administered by the Board of Directors (the “Board”) or a committee of the Board (the “Administrator”). The person eligible to participate (the “Participants”) in the 2017 Directors Plan are the duly elected Directors of the Company (currently five individuals). The Administrator determines the meaning and application of the provisions of the 2017 Directors Plan and related option agreements.

Options granted under the 2017 Directors Plan may only be nonqualified options. The exercise price of each option granted under the 2017 Directors Plan must be 100% of the fair market value of the underlying shares on the date of grant. Fair market value will be determined as provided in the 2017 Directors Plan, which valuation methodology is intended to come within the parameters of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. Each option may be fully exercisable on the date of the grant and has a term of five years from the date of the grant. Options granted under the 2017 Directors Plan are in addition to the cash fee paid to each Director. Generally, options may be exercised only by the individual to whom the option is granted, and are not transferable or assignable, except that in the event of a Participant’s death or legal disability, the Participant’s heirs or legal representatives may exercise the options for a period not to exceed twelve months.

Options will cease to be exercisable, except for a Director who has served as a non-employee on the Board for more than five years, within thirty days after termination of the Participant’s services as a Director, other than upon termination due to death, disability or retirement or upon termination for cause. Options will be exercisable within twelve months of death or disability and within three months of retirement. Upon termination for cause, a Director’s options will terminate immediately.

With the approval of the Board or an appropriate committee, a Director may be granted one or more restricted stock awards under the 2017 Directors Plan. Such awards will be grants of shares on such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board or the committee and set forth in a restricted stock agreement with the Directors. To date, no restricted stock awards have been granted.

The Board may terminate or amend the 2017 Directors Plan without the approval of the Company’s shareholders, but shareholder approval is required in order to amend the 2017 Directors Plan to increase the number of shares, to change the class of person eligible to participate in the Plan, to extend the maximum five-year exercise period or to permit an option exercise price to be fixed at less than 100% of the fair market value as of the date of grant.

The amount of shares reserved for issuance under the 2017 Directors Plan and the terms of outstanding options will be adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events.

The closing sales price of the Company’s Common Stock as reported on the NYSE American on October 12, 2020 was $4.13.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to the Company and an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) of options and restricted stock awards granted under the 2017 Directors Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The federal income tax consequences of an eligible person’s award under the 2017 Directors Plan are complex, are subject to change and differ from person to person. Each Participant should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Code, Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described herein will remain unchanged at the time that grants of stock options and/or restricted stock are made under the 2017 Directors Plan.

Options. A Participant generally recognizes no taxable income as the result of the grant of a nonqualified option. Upon exercise of such a nonqualified option, the Participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the sale of stock acquired by the exercise of a nonqualified option, any gain or loss, based on the difference between the sale price and the amount recognized as ordinary income upon exercise of the option, will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the Participant has held the stock from the date of exercise. No tax deduction is available to the Company upon either the grant of the option or the sale of stock acquired pursuant to the exercise of such option. The Company is entitled to a deduction at the time the option is exercised in an amount equal to the amount of ordinary income recognized by the Participant upon exercise of the option. Special rules apply under Section 16(b) of the Exchange Act if a participant exercises an option within six months of the date of grant.

Under the terms of the 2017 Directors Plan, all options must be granted with an exercise price per share equal to the fair market value of a share of the Company’s Common Stock on the grant date. The final Treasury Regulations under Section 409A exclude from the provisions of that section any stock options granted with an exercise price of not less than the fair market value of the stock on the grant date, provided that the number of shares subject to the option is fixed on the date of grant. The stock options granted pursuant to the 2017 Directors Equity Incentive Plan are intended to be exempt from Section 409A, and the 2017 Directors Plan contains definitions of “fair market value” and “grant date” that are consistent with those set forth in the Treasury Regulations under Section 409A. As a result, nonqualified options granted pursuant to the 2017 Directors Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

Restricted Stock Issuances. As long as restricted stock remains both nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the issuance of such restricted stock for either the Participant or the Company. At such time as the restricted stock either becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock at such time over the amount, if any, that the recipient paid for the stock. However, the Participant may elect under Section 83(b) of the Code, within 30 days after the issuance of such restricted stock, to recognize as ordinary income at the time of issuance the excess, if any, of the fair market value of such restricted stock (valued at the date of issuance as if it were unrestricted) over the amount that the recipient paid for it, as ordinary income. The Company will be entitled to a compensation deduction at the time the Participant recognizes ordinary income equal to the amount of ordinary income recognized by the Participant. If such an election under Section 83(b) is made and the stock is ultimately forfeited, the Participant will not be entitled to a deduction for the amount previously recognized as ordinary income.

When stock that was formerly restricted stock is sold or otherwise disposed of, the tax treatment will depend on whether the Participant made the election described in the previous paragraph. If the Participant did not make the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of sale or other disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the Participant for the restricted stock and the amount recognized by the Participant as ordinary income on the date the restrictions lapsed. If the Participant made the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the date of the restricted stock issuance to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the Participant for the restricted stock and the amount recognized by the recipient as ordinary income at the time of the grant.

The final Treasury Regulations under Section 409A exclude from the provisions of that section any restricted stock issued subject to a substantial risk of forfeiture, regardless of whether the recipient makes an election under Section 83(b). As a result, restricted stock issued pursuant the 2017 Directors Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

The Board of Directors recommends a vote FOR approval of the amendment of the 2017 Directors Equity Incentive Plan to increase the number of shares authorized for issuance thereunder from 300,000 shares to 600,000.

CORPORATE GOVERNANCE

Corporate Governance Program

Our Board of Directors has established a written Corporate Governance Program to address significant corporate governance issues that may arise. It sets forth the responsibilities and qualification standards of the members of the Board of Directors and is intended as a governance framework within which the Board of Directors, assisted by its committees, directs our affairs.

Code of Ethics

The Company has adopted a written code of business conduct and ethics applicable to all directors, officers, management and employees and a separate code of ethics applicable to its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions.  A copy of the Company's code of business conduct and ethics and code of ethics may be obtained, without charge, upon written request to the Secretary of the Company at Block 1008 Toa Payoh North #03-09 Singapore 318996.

Board Leadership Structure

The Board of Directors believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The Chairman of the Board and CEO of the Company are held by separate persons as an aid in the Board's oversight of management. The duties of the non-executive Chairman of the Board include:

●
presiding over all meetings of the Board;

●
preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

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calling and presiding over meetings of the independent directors;

●
managing the Board's process for annual director self-assessment and evaluation of the Board and of the CEO; and

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presiding over all meetings of shareholders.

The Board believes that there may be advantages to having an independent chairman for matters such as communications and relations between the Board, the CEO, and other senior management; assisting the Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board, and CEO evaluation processes.

Risk Management

The Chief Executive Officer, Chief Financial Officer, and senior management are primarily responsible for identifying and managing the risks facing the Company, and the Board of Directors oversees these efforts. The Chief Executive Officer and Chief Financial Officer report to the Board of Directors regarding any risks identified and steps it is taking to manage those risks. In addition, the Audit Committee identifies, monitors and analyzes the priority of financial risks, and reports to the Board of Directors regarding its financial risk assessments.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% shareholder of the Company and their immediate family members. The Company's code of business conduct and ethics provides guidance to the Audit Committee for addressing actual or potential conflicts of interests that may arise from transactions and relationships between the Company and its executive officers or directors.  Potential conflicts relating to other personnel must be addressed by the Chief Executive Officer or the Chief Financial Officer. There were no related party transactions during the fiscal year ended June 30, 2020 for which disclosure would be required under SEC rules.

BOARD MEETINGS AND COMMITTEES

The Board held three regularly scheduled and special meetings during the fiscal year ended June 30, 2020. All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and any committees of the Board on which they served during the last full fiscal year. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders held on December 3, 2019.

The Company does not have a standing nominating committee. The Board consists of five directors, three of whom are “independent” (as defined under the rules of the NYSE American upon which the Company’s securities are listed), namely Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson. Pursuant to a resolution adopted by the Board, a majority of the independent directors, following a discussion with the entire Board, has the sole and ultimate responsibility to determine and nominate Board candidates for election at the Annual Meeting. Although nominations are made by a majority of the independent directors, the three current independent directors value the input of the entire Board and thus discuss proposed nominees at the Board level before the ultimate nomination determinations are made by the independent directors. The Board does not believe that it is necessary, at this time, given the Board composition and such Board resolution, to have a separately constituted nominating committee. At such time as the Board composition changes, the Board may elect to establish a separate nominating committee.

The Board has also adopted a resolution addressing the nomination process and related matters and it states, among other things, that the Board believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. The resolution further states that the Board will evaluate the performance of its Board members on an annual basis in connection with the nomination process. The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including without limitation members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises. In addition, the Board has the authority to retain third-party consultants to provide advice regarding compensation issues. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess. However, the Board will consider various factors including without limitation the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then existing facts and circumstances. The Company does not have a formal policy with regard to the consideration of diversity in identifying nominees for director. The Board of Directors seeks to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business. The Company did not receive any recommendations as to nominees for election of directors for the Annual Meeting of Shareholders to be held on December 8, 2020.

The Board will consider candidates proposed by shareholders of the Company and will evaluate all such candidates upon criteria similar to the criteria used by the Board to evaluate other candidates. Shareholders desiring to propose a nominee for election to the Board must do so in writing sufficiently in advance of an annual meeting so that the Board has the opportunity to make an appropriate evaluation of such candidate and his or her qualifications and skills and to obtain information necessary for preparing all of the disclosures required to be included in the Company’s proxy statement for the related meeting should such proposed candidate be nominated for election by shareholders. Shareholder candidate proposals should be sent to the attention of the Secretary of the Company at Block 1008 Toa Payoh North #03-09 Singapore 318996.

The Board has a standing Compensation Committee, which currently consists of the three independent directors, namely Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Compensation Committee determines salary and bonus arrangements. The Compensation Committee met three times during the fiscal year ended June 30, 2020. The Compensation Committee has a written charter. For the fiscal year ended June 30, 2020, the Compensation Committee did not retain a third-party consultant to review the Company’s current policies and procedures with respect to executive compensation.

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members thereof consist of Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Board of Directors has determined that the Audit Committee has at least one financial expert, namely A. Charles Wilson. The Board of Directors has affirmatively determined that Mr. Wilson does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is “independent” as independence is defined in Section 803 of the rules of the NYSE American. Pursuant to its written charter, which charter was adopted by the Board of Directors, the Audit Committee is charged with, among other responsibilities, selecting our independent public accountants, reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures. The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Audit Committee held five meetings during the fiscal year ended June 30, 2020. Each of the members of the Audit Committee satisfies the independence standards specified in Section 803 of the rules of the NYSE American and Rule 10A-3 under the Exchange Act.

DIRECTORS’ COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. We do not provide pension or retirement plans for non-employee directors. Our employee directors, S.W. Yong and Victor Ting, do not receive separate cash compensation for Board service.

During the fiscal year ended June 30, 2020, Richard M. Horowitz and Jason T. Adelman, as non-employee directors, received quarterly fees in an amount equal to $9,000 for each quarter and for service on the various committees of which they are a member. A. Charles Wilson, as a non-employee director, Chairman of the Board, Chairman of the Audit Committee and Chairman of the Compensation Committee, received $18,000 in quarterly fees for each quarter and for service on the various committees of which he is a member. The directors were also reimbursed for out-of-pocket expenses incurred in attending meetings.

Each of our directors is entitled to participate in our 2017 Directors Equity Incentive Plan (“2017 Directors Plan”). Messrs. Yong and Ting, as employees of the Company, are also entitled to participate in our 2017 Employee Stock Option Plan (“2017 Employee Plan”). On March 25, 2020, pursuant to the 2017 Directors Plan, Mr. Wilson was granted an option to purchase 40,000 shares, and Messrs. Horowitz and Adelman each were granted an option to purchase 20,000 shares of Common Stock at an exercise price of $2.53 per share. Each such option vested immediately upon grant and will terminate five years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2017 Directors Plan.   The exercise price under the options was set at 100% of fair market value (as defined in the 2017 Directors Plan) of the Company’s Common Stock on the date of grant of each such option. Information regarding option grants to Messrs. Yong and Ting are described under EXECUTIVE COMPENSATION below.

As of June 30, 2020, there were 60,000 shares available for grant under the 2017 Directors Plan and 104,000 shares under the 2017 Employee Plan.

The Compensation Committee reviewed the average directors’ fees for comparable public companies. The Compensation Committee believes that the director fees paid to its directors were and are substantially less than the fees paid to directors of comparable public companies. Directors’ compensation may be increased based on the profitability of the Company.

The following table contains information on compensation for our non-employee members of our Board of Directors for the fiscal year ended June 30, 2020.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
A. Charles Wilson (2)	72,000	40,400	112,400
Richard M. Horowitz (3)	36,000	20,200	56,200
Jason T. Adelman (4)	36,000	20,200	56,200
________________
(1)
The option awards are based on the fair value of stock options on the grant date computed in accordance with FASB ASC Topic 718.
(2)
The total number of shares underlying option awards held by Mr. Wilson outstanding as of June 30, 2020 were 222,000.
(3)
The total number of shares underlying option awards outstanding held by Mr. Horowitz as of June 30, 2020 were 110,000.
(4)
The total number of shares underlying option awards outstanding held by Mr. Adelman as of June 30, 2020 were 110,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of September 30, 2020, certain information regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

Name	Amount of Shares Owned Beneficially (1)		Percent of Class (1)

S. W. Yong (2)	619,068		16.2%
A. Charles Wilson (3)	515,500	(4)	13.2%
Richard M. Horowitz (5)	466,864		12.3%
Jason T. Adelman (6)	110,000		2.9%
Victor H. M. Ting (7)	204,391		5.4%
Hwee Poh Lim (8)	83,233		2.3%
Siew Kuan Soon	21,350		0.6%
All Directors and Executive
Officers as a group (7 persons)	2,020,406	(9)	46.5%
Renaissance Technologies LLC	264,680	(10)	7.2%
Peter J. Abrahamson	272,300	(11)	7.4%
________________
(1)
The percent of class is based upon 3,685,555 shares outstanding. The number of shares indicated and the percentage shown for each individual assumes the exercise of options that are presently exercisable or may become exercisable within 60 days from September 30, 2020 which are held by that individual or by all executive officers and directors as a group, as the case may be. The address for each of the directors and executive officers above is in care of the Company at Block 1008 Toa Payoh North Unit 03-09 Singapore.

(2)
Includes an aggregate of 135,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2020 at exercise prices from $2.53 to $5.98 per share.

(3)
Includes an aggregate of 220,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable at exercise prices from $2.53 to $5.98 per share.

(4)
The shares are held in a revocable family trust.

(5)
Includes an aggregate of 110,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable at exercise prices from $2.53 to $5.98 per share.

(6)
Represents shares that may be acquired upon the exercise of options that are presently exercisable at exercise prices from $2.53 to $5.98 per share.

(7)
Includes an aggregate of 82,500 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2020 at exercise prices from $2.53 to $5.98.

(8)
Includes an aggregate of 1,250 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2020 at an exercise price of $3.75 per share.

(9)
Includes an aggregate of 708,750 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2020 at exercise prices from $2.53 to $5.98 per share.

(10)
Based on Form 13G filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 13, 2020. The address of Renaissance Technologies is 800 Third Ave, New York, NY 10022.

(11)
Based on Form 13G filed by Peter J. Abrahamson on January 27, 2020. The address of Peter J. Abrahamson is 24156 N. Coventry Ln Lake Barrington, IL 60010-7334.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

EXECUTIVE OFFICERS

The following persons were our only executive officers as of October 12, 2020:

S. W. Yong - Mr. Yong, age 67, is our President and Chief Executive Officer. He is also a member of our Board of Directors. Biographical information regarding Mr. Yong is set forth under the section entitled “Election of Directors.”

Victor H. M. Ting - Mr. Ting, age 66, is our Corporate Vice-President and Chief Financial Officer. He is also a member of our Board of Directors. Biographical information regarding Mr. Ting is set forth under the section entitled “Election of Directors.”

Hwee Poh Lim - Mr. Lim, age 61, is our Corporate Vice-President-Testing. Mr. Lim joined Trio-Tech in 1982 and became the Quality Assurance Manager in 1985. He was promoted to the position of Operations Manager in 1988. In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur. Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991. In February 1993, all test facilities in Southeast Asia came under Mr. Lim’s responsibility. He holds diplomas in Electronics & Communications and Industrial Management and a Master’s Degree in Business Administration. He was elected Corporate Vice-President-Testing in July 1998.

S. K. Soon – Ms. Soon, age 62, joined Trio-Tech Singapore in 1981 and became the Personnel and Administration Manager in 1985. In 1991, she was promoted to Group Logistics Manager and was responsible for the overall logistics and human resources functions for our operations in Asia. Effective July 1, 2015, she was appointed as Corporate Vice-President and currently oversees the Company's Logistics and Human Resources functions in Asia.

EQUITY COMPENSATION PLAN INFORMATION

The Company previously had two equity plans, one entitled the 2007 Employee Stock Option Plan (the “2007 Employee Plan”) and one entitled the 2007 Directors Equity Incentive Plan (the “2007 Directors Plan), each of which was previously approved by the Company’s shareholders. The purpose of these two plans was to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance shareholder return. On September 24, 2017, each of the 2007 Employee Plan and 2007 Director Plan terminated in accordance with its terms and no further options may be granted pursuant to the 2007 Employee Plan or the 2007 Directors Plan. However, there remains outstanding options to purchase shares that were granted pursuant to those plans.

The Company’s 2017 Employee Plan and 2017 Directors Plan were approved by the Board on September 14, 2017 and by the shareholders on December 4, 2017. The purpose of these two plans is also to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance shareholder return as well as contributing to the Company’s long-term growth and profitability objectives.

The following table provides information as of June 30, 2020 with respect to the following compensation plans of the Company under which equity securities of the Company are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in
	(a)	(b)	column (a))
Equity compensation plans approved by shareholders:
2007 Employee Plan	77,500	$3.69	-
2017 Employee Plan	196,000	$3.92	104,000
2007 Directors Plan	250,000	$3.32	-
2017 Directors Plan	240,000	$3.93	60,000
Total	763,500	$3.70

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer; reviews goals and objectives of other executive officers; establishes the performance criteria (including both long-term and short-term goals) to be considered in light of those goals and objectives; evaluates the performance of the executives; determines and approves the compensation level for the Chief Executive Officer; and reviews and approves compensation levels of other key executive officers.

Compensation Objectives

The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to:

●
attract, motivate and retain executives who drive Trio-Tech’s success and industry leadership;
●
provide each executive, from Vice-President to Chief Executive Officer, with a base salary based on the market value of that role, and the individual’s demonstrated ability to perform that role;
●
motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcomes and financial performance.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each individual executive officer’s contribution to the advancement of the Company’s overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting the Company’s core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with the interests of the Company.

Determining Executive Compensation

The Compensation Committee reviews and approves the compensation program for executive officers annually after the closing of each fiscal year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past fiscal year and the financial and operating plans for the upcoming fiscal year in determining the compensation program for the upcoming fiscal year.

The Compensation Committee also annually reviews market compensation levels with comparable jobs in the industry to determine whether the total compensation for our officers remains in the targeted median pay range. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives for the key executive officers of the Company. The Company did not hire any compensation consultants in connection with setting executive compensation for the fiscal year ended June 30, 2020.

The Compensation Committee’s compensation decisions are based on the Company’s operation performance, the performance and contribution of each individual officer, and the compensation budget and objectives of the Company. The Compensation Committee also considers other factors, such as the experience and potential of the officer and the market compensation level for a similar position.

Role of Executive Officers in Determining Executive Compensation

        The Compensation Committee determines compensation for the Chief Executive Officer, which is based on different factors, such as level of responsibility and contributions to the performance of the Company. The Chief Executive Officer recommends the compensation for the Company's executive officers (other than the compensation of the Chief Executive Officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the Chief Executive Officer and determines the compensation of the Chief Executive Officer and the other executive officers. The Chief Executive Officer is not present during voting on, or deliberations concerning, his compensation.

Components of Executive Compensation

The Company’s compensation program has three major components: (1) base annual salary; (2) potential annual cash incentive awards that are based primarily on financial performance of the Company or its relevant business operating units; and (3) long-term incentive compensation in the form of stock options.

Base Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to the Company and to meet the objective of attracting and retaining the talent needed to run the business.

Base salary for our executive officers was determined utilizing various factors.

One factor that was taken into account in determining base salary for our executive officers was the compensation policies of other companies comparable in size to and within substantially the same industry as Trio-Tech. Keeping our executive officers’ salaries in line with the market ensures the Company’s competitiveness in the marketplace in which the Company competes for talent.

Another factor taken into account in determining base salary for our executive officers was salaries paid by us to our executive officers during the immediately preceding year and increases in the cost of living.

The Compensation Committee will review the Company’s financial condition, macroeconomic conditions and adjust base salaries at least quarterly in order to ascertain the appropriate time to restore base salaries to pre-reduction levels.

The salary for each of our Named Executive Officers for the fiscal year ended June 30, 2020 and the percentage increase in their salary from the prior fiscal year’s salary were as follows:

Executives	Base Salary	Percent Increased (1)
S. W. Yong, President and Chief Executive Officer	$262,144	2.08%
Victor H. M. Ting, Corporate Vice President and Chief Financial Officer	$152,899	2.08%
Hwee Poh Lim, Corporate Vice President-Testing	$102,078	1.86%
Siew Kuan Soon, Corporate Vice President	$95,997	1.51%
________________
(1)
Percent increase is based on the increase in base salary in the currency of Singapore. The appreciation of Singapore dollars against U.S. dollars is excluded in the calculation. The base cash compensation for the above named officers of the Company, each of whom resides in Singapore, in fiscal year ended June 30, 2020, was denominated in the currency of Singapore. The exchange rate therefore was established as of June 30, 2020 and was computed to be 1.3813 Singapore dollars to each U.S. dollar.

Singapore executive officers’ base salaries are credited with a compulsory contribution ranging from 2.1% to 5.6% of base salary as required under Singapore’s provident pension fund.

Bonuses

In November 2016, the Compensation Committee approved the bonus formulae for Company's executive officers, as intended to satisfy the requirements of Section 162(m) of the Code.

The bonus for each of our Named Executive Officers for the fiscal year ended June 30, 2020 was as follows:

Executives	Bonus
S. W. Yong, President and Chief Executive Officer	$69,634
Victor H. M. Ting, Corporate Vice President and Chief Financial Officer	$40,450
Hwee Poh Lim, Corporate Vice President-Testing	$8,434
Siew Kuan Soon, Corporate Vice President	$7,964

Option Grants

Stock options are intended to align the interests of key executives and shareholders by placing a portion of the key executives’ compensation at risk, tied to long-term shareholder value creation. Stock options are granted at 100% of the “fair market value” (as defined under the applicable plan) of the Company’s Common Stock on the date of grant. The Compensation Committee believes that stock options are flexible and relatively inexpensive to implement when compared with cash bonuses. It also has no negative impact on the Company’s cash flow. The Compensation Committee believes that long-term incentives in the form of stock options can better encourage the executive officers to improve operations and increase profits for the Company through participation in the growth in value of the Company’s Common Stock.

The Compensation Committee views any option grant portion of our executive officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. The objective of these awards is to ensure that the interests of our executives are closely aligned with those of our shareholders. These awards provide rewards to our executive officers based upon the creation of incremental shareholder value and the attainment of long-term financial goals. Stock options produce value to our executive officers only if the price of our stock appreciates, thereby directly linking the interests of our executive officers with those of our shareholders.

Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer.

In fiscal year 2020, we granted the following stock options to the following Named Executive Officers pursuant to the 2017 Directors Plan, and 2017 Employee Plan as indicated below.

Executives	2017 Directors Plan	2017 Employee Plan	Total
S. W. Yong, President and Chief Executive Officer	-	40,000	40,000
Victor H. M. Ting, Corporate Vice President and Chief Financial Officer	-	20,000	20,000
Hwee Poh Lim, Corporate Vice President	-	-	-
Siew Kuan Soon, Corporate Vice President	-	-	-

REPORT OF THE AUDIT COMMITTEE

During the fiscal year ended June 30, 2020, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2020, and the independent auditor’s report on those financial statements, with the Company’s management and Mazars LLP (“Mazars”), the Company’s independent auditor. Management presented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with Mazars the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated Mazars’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this Proxy Statement under the heading “Independent Registered Public Accounting Firm.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of Mazars. In addition, the Audit Committee has received the written disclosure and the letter from Mazars required by the applicable requirements of the Public Company Accounting Oversight Board regarding Mazars’ communications with the Audit Committee concerning independence and has discussed with Mazars its independence.

Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year ended June 30, 2020 be included in the Company’s Annual Report on Form 10-K.

Dated October 27, 2020

THE AUDIT COMMITTEE
A.
Charles Wilson, Chairman
Jason T. Adelman
Richard M. Horowitz

EXECUTIVE COMPENSATION

The following table shows compensation information concerning compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal years ended June 30, 2020 and 2019 by our Chief Executive Officer and our three most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended June 30, 2020 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

S. W. Yong (2)	2020	262,144	69,634	45,200 (3)	25,420 (4)	402,398
President and Chief Executive Officer	2019	256,810	114,366	61,600 (5)	22,741 (6)	455,516

Victor H. M. Ting (2)	2020	152,899	40,450	22,600 (7)	22,814 (8)	238,763
Corporate Vice President and Chief Financial Officer	2019	149,776	57,954	30,800 (9)	21,808 (10)	260,338

Hwee Poh Lim	2020	102,078	8,434	--	24,186 (11)	134,698
Corporate Vice President	2019	100,213	32,861	7,700 (12)	23,321 (13)	164,094

Siew Kuan Soon	2020	95,997	7,964	--	17,862 (14)	121,823
Corporate Vice President	2019	94,561	23,834	--	19,305 (15)	138,258
________________
(1)
The option awards are based on the fair value of stock options on the grant date computed in accordance with ASC Topic 718.

(2)
Neither Mr. Yong nor Mr. Ting received any fees for services rendered as a director of Trio-Tech International.

(3)
A stock option covering 40,000 shares of Common Stock was granted to Mr. Yong pursuant to the 2017 Employee Plan on March 25, 2020. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(4)
The amount shown in the other compensation column includes central provident fund contributions of $5,538, car benefits of $14,410, and director fees of $5,471 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 2.1% for fiscal 2020.

(5)
A stock option covering 40,000 shares of Common Stock was granted to Mr. Yong pursuant to the 2017 Employee Plan on April 11, 2019. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(6)
The amount shown in the other compensation column includes central provident fund contributions of $5,608, car benefits of $11,551, and director fees of $5,582 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 2.2% for fiscal 2019.

(7)
A stock option covering 20,000 shares of Common Stock was granted to Mr. Ting pursuant to the 2017 Employee Plan on March 25, 2020. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(8)
The amount shown in the other compensation column includes central provident fund contributions of $5,538, car benefits of $12,994, and director fees of $4,282 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Ting was 3.6% for fiscal 2020.

(9)
A stock option covering 20,000 shares of Common Stock was granted to Mr. Ting pursuant to the 2017 Employee Plan on April 11, 2019. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(10)
The amount shown in the other compensation column includes central provident fund contributions of $6,729, car benefits of $10,710, and director fees of $4,369 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Ting was 4.5% for fiscal 2019.

(11)
The amount shown in the other compensation column includes central provident fund contributions of $5,451, car benefits of $16,595, and director fees of $2,141 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 5.3% for fiscal 2020.

(12)
A stock option covering 5,000 shares of Common Stock was granted to Mr. Lim pursuant to the 2017 Employee Plan on December 4, 2018. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(13)
The amount shown in the other compensation column includes central provident fund contributions of $9,368, car benefits of $11,768, and director fees of $2,184 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 9.3% for fiscal 2019.

(14)
The amount shown in the other compensation column includes central provident fund contributions of $6,867, car benefits of $8,853, and director fees of $2,141 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Ms. Soon was 5.6% for fiscal 2020.

(15)
The amount shown in the other compensation column includes central provident fund contributions of $8,232, car benefits of $8,889, and director fees of $2,184 for service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Ms. Soon was 7.1% for fiscal 2019.

Narrative Disclosure to Summary Compensation Table

Base Salary. Base salaries for the fiscal year ended June 30, 2020 for Messrs. Yong, Ting and Lim and Ms. Soon were $262,144, $152,899, $102,078 and $95,997, respectively.

Bonuses. Bonuses for the fiscal year ended June 30, 2020 for Messrs. Yong, Ting and Lim and Ms. Soon were $69,634, $40,450, $8,434 and $7,964 respectively.

Option Awards. Stock options are granted at 100% of the fair market value of the Company’s Common Stock on the date of grant. Awards of stock options are determined based on the Compensation Committee’s subjective determination of amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer. Options covering 60,000 shares were granted on March 25, 2020 respectively pursuant to the 2017 Employee Plan, which options vest over the period as followings: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date in. Options covering 16,000 and 60,000 shares were granted on Dec 4, 2018 and April 11, 2019 respectively pursuant to the 2017 Employee Plan, which options vest over the period as followings: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

All Other Compensation. All other compensation includes central provident fund contributions at a certain percentage of the base salaries in accordance with Singapore law, car benefits and director fees for service as a director for certain subsidiaries of the Company.

The Company does not generally provide its executive officers with payments or other benefits at, following, or in connection with retirement. The Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our Common Stock covered by exercisable and unexercisable options held by the Named Executive Officers as of June 30, 2020, our last completed fiscal year end. Ms. Soon held no equity awards at June 30, 2020.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2020
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
S. W. Yong	10,000(1)	30,000	$2.53	03/24/2025
	20,000(2)	20,000	$3.28	04/10/2024
	30,000(3)	10,000	$5.98	03/22/2023
	25,000(4)	-	$4.14	03/29/2022
	25,000(5)	-	$3.26	03/20/2021
	25,000(6)	-	$3.26	03/20/2021

Victor H.M. Ting	5,000(1)	15,000	$2.53	03/24/2025
	10,000(2)	10,000	$3.28	04/10/2024
	15,000(3)	5,000	$5.98	03/22/2023
	15,000(4)	-	$4.14	03/29/2022
	25,000(5)	-	$3.26	03/20/2021
	15,000(6)	-	$3.26	03/20/2021

Hwee Poh Lim	2,500(7)	2,500	$3.75	12/03/2023
________________
(1)
Stock option granted on March 25, 2020 pursuant to the 2017 Employee Plan, that will fully vest on March 24, 2023 (one-fourth of the grant vested or will vest every year beginning on March 25, 2020).

(2)
Stock option granted on April 11, 2019 pursuant to the 2017 Employee Plan, that will fully vest on April 10, 2022 (one-fourth of the grant vested or will vest every year beginning on April 11, 2019).

(3)
Stock option granted on March 23, 2018 pursuant to the 2017 Employee Plan, that will fully vest on March 22, 2021 (one-fourth of the grant vested or will vest every year beginning on March 23, 2018).

(4)
Stock option granted on March 30, 2017 pursuant to the 2007 Employee Plan, that will fully vest on March 29, 2020 (one-fourth of the grant vested or will vest every year beginning on March 30, 2017).

(5)
Stock option granted on March 21, 2016 pursuant to the 2007 Directors Plan, which option was immediately exercisable in full.

(6)
Stock option granted on March 21, 2016 pursuant to the 2007 Employee Plan, which option was immediately exercisable in full.

(7)
Stock option granted on December 4, 2018 pursuant to the 2017 Employee Plan, that will fully vest on December 4, 2021 (one-fourth of the grant vested or will vest every year beginning on December 4, 2018).

Employment Agreements

None of our executive officers has employment agreements with the Company other than standard offer letters signed by all employees upon employment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Mazars as the independent registered public accounting firm for the fiscal year ended June 30, 2020. A representative of Mazars is expected to be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.

The following table shows the fees that we paid or accrued for audit and other services provided by Mazars in fiscal 2020 and 2019. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2020	2019
Audit Fees	$208,500	$220,520
Tax Fees	10,320	10,450
All Other Fees	6,150	6,230
Total:	$224,970	$237,200

Audit Fees

The amounts set forth opposite “Audit Fees” above reflect the aggregate fees billed by Mazars or to be billed for professional services rendered for the audit of the Company’s fiscal 2020 and fiscal 2019 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during such periods.

Tax Fees

The amounts set forth opposite “Tax Fees” above reflect the aggregate fees billed for fiscal 2020 and 2019 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns and support during the income tax audit or inquiries.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since June 30, 2004, all services provided by our auditors require pre-approval by the Audit Committee. The policy has not been waived in any instance.

All Other Fees

The amounts set forth opposite “All Other Fees” above reflect the aggregate fees billed for fiscal 2020 and 2019 for professional services rendered for the Information Technology (IT) audit. This is to ensure rigorous IT controls in place for maintaining an appropriate internal controls over financial reporting.

ADDITIONAL MEETING INFORMATION

Shareholder Proposals

Shareholders who wish to present proposals at the Annual Meeting to be held following the end of the fiscal year ended June 30, 2021 should submit their proposals in writing to the Secretary of the Company at the Company’s principal executive offices located at Block 1008 Toa Payoh North, Unit 03-09 Singapore 318996. Proposals must be received no later than June 21, 2021 for inclusion in next year’s Proxy Statement and Proxy Card. If a shareholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of Proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by September 4, 2021.

Proxy Solicitation

The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Annual Report

The Company’s Annual Report to Shareholders for the year ended June 30, 2020 is being electronically available with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the year ended June 30, 2020. This request should be directed to the Corporate Secretary, Trio-Tech International, Block 1008 Toa Payoh North #03-09 Singapore 318996.

OTHER MATTERS

The shareholders and any other persons who would like to communicate with the Board can access the website www.triotech.com and fill in the contact form for any enquiries or information. The form will be sent directly to the Secretary and the communications for specified individual directors of the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and the messages will be passed to the Board accordingly.

At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

By Order of the Board of Directors A. CHARLES WILSON Chairman

*** Exercise Your *Right* to Vote ***

TRIO-TECH INTERNATIONAL

TRIO-TECH INTERNATIONAL
BLOCK 1008 TOA PAYOH NORTH #03-09
SINGAPORE 318996
ATTN: STEPHANIE YONG

Meeting Information

Meeting Type: Annual Meeting
For holders as of: October 12, 2020
Date: December 08, 2020 **Time:** 10:00 AM LST
Location: Principal executive offices
Block 1008 Toa Payoh North #03-09
Singapore 318996

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report on Form 10K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 24, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01) JASON T. ADELMAN   02) RICHARD M. HOROWITZ   03) A. CHARLES WILSON   04) S.W. YONG   05) VICTOR TING

The Board of Directors recommends you vote FOR the following proposal:

2. AN APPROVAL OF AMENDMENT TO THE 2017 DIRECTORS EQUITY INCENTIVE PLAN to increase the number of shares authorized for issuance thereunder from 300,000 to 600,000 shares.

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

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TRIO-TECH INTERNATIONAL
BLOCK 1008 TOA PAYOH NORTH #03-09
SINGAPORE 318996
ATTN: STEPHANIE YONG

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/07/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/07/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) JASON T. ADELMAN 02) RICHARD M. HOROWITZ 03) A. CHARLES WILSON 04) S.W. YONG 05) VICTOR TING

The Board of Directors recommends you vote FOR the following proposal:

For ☐ Against ☐ Abstain ☐

2. AN APPROVAL OF AMENDMENT TO THE 2017 DIRECTORS EQUITY INCENTIVE PLAN to increase the number of shares authorized for issuance thereunder from 300,000 to 600,000 shares.

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Please indicate if you plan to attend this meeting Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com

TRIO-TECH INTERNATIONAL
Annual Meeting of Shareholders
December 8, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints S. W. Yong and A. Charles Wilson and each of them as the undersigned true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International to be held at our principal executive offices, located at Block 1008 Toa Payoh North #03-09 Singapore 318996 on Tuesday, December 8, 2020 at 10:00 A.M., local time, and at any adjournments thereof, and to vote all shares that the undersigned is entitled to vote thereat, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side

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